Exhibit h(6)

                               Landmark Funds II
                               6 St. James Avenue
                          Boston, Massachusetts 02116


                               November 14, 1997

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

     Re: Landmark Funds II - Accounting
          Services Agreement

Ladies and Gentlemen:

     Pursuant to Section 7.1 of the Accounting Services Agreement dated as of (the "Agreement"), between Landmark Funds II (the "Trust") and State Street Bank and Trust Company ("State Street"), we hereby request that CitiFunds Small Cap Value Portfolio and CitiFunds Growth & Income Portfolio (collectively, the "Funds") be added to the list of series of the Trust to which State Street renders services as accounting agent pursuant to the terms of the Agreement.

     Please sign below to evidence your agreement to provide such services to the Funds and to add the Funds as beneficiaries under the Agreement.

                                    LANDMARK FUNDS II


                                    By: Philip Coolidge
                                       --------------------------
                                    Title: President


Agreed:

STATE STREET BANK AND TRUST COMPANY


By: Ronald Logue
   ---------------------------
Title:________________________